EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NL Industries, Inc. (the Company) on Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert D. Graham, Chief Executive Officer of the Company, and I, Gregory M. Swalwell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert D. Graham
Robert D. Graham Vice Chairman of the Board and Chief Executive Officer

/s/ Gregory M. Swalwell
Gregory M. Swalwell Executive Vice President and Chief Financial Officer

May 8, 2018

Note: The certification the registrant furnished in this exhibit is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.